Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

for

Tender of Common Shares of Beneficial Interest

of

Chambers Street Properties

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 19, 2013, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

As set forth in Section 3 of the Offer to Purchase (as defined below), this form must be used to accept the Offer (as defined below), if (1) the procedures for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis or (2) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Date.

This form, signed and properly completed, may be delivered by hand, mail or overnight courier to Computershare Trust Company, N.A., the Depositary for the Offer (the “Depositary”). See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary and Paying Agent for the Offer is:

By registered, certified, express or first class mail:	By overnight courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

Facsimile (for withdrawals only): (617) 360-6810

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address prior to the Expiration Date. Deliveries to the Company, to Wells Fargo Securities, LLC or Citigroup Global Markets Inc., the dealer managers for the Offer, Georgeson Inc., the information agent for the Offer, the book-entry transfer facility (as described in the Offer to Purchase) or any other person will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

CORP AC VOL_CSPD

Ladies and Gentlemen:

The undersigned hereby tenders to Chambers Street Properties, a Maryland real estate investment trust (the “Company”), at the price(s) per share of the Company’s Common Shares of Beneficial Interest, par value $0.01 per share (the “Common Shares”), indicated in this Notice of Guaranteed Delivery, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in the Offer to Purchase, dated May 21, 2013 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Common Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Total number of whole Common Shares to be tendered:                                                          . Unless otherwise indicated, it will be assumed that all Common Shares are to be tendered.

THE UNDERSIGNED IS TENDERING COMMON SHARES AS FOLLOWS

(CHECK AT LEAST ONE BOX):

PRICE(S) (IN DOLLARS) PER COMMON SHARE AT WHICH COMMON SHARES ARE BEING TENDERED

By checking at least one of the following boxes below, the undersigned is tendering Common Shares at the price(s) checked. This election could mean that none of the Common Shares will be purchased if the Purchase Price is less than the price(s) checked below. IF YOU WISH TO TENDER COMMON SHARES AT MORE THAN ONE PRICE, YOU MUST CHECK THE BOXES THAT CORRESPOND TO THE PRICES PER COMMON SHARE AT WHICH YOU WANT TO TENDER YOUR COMMON SHARES AND SPECIFY THE NUMBER OF YOUR COMMON SHARES THAT YOU WISH TO TENDER AT EACH APPLICABLE PRICE (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL). The same Common Shares cannot be tendered at more than one price unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE(S) (IN DOLLARS) PER COMMON SHARE AT WHICH COMMON SHARES ARE BEING TENDERED

Price(s) at Which Common Shares are Tendered	Number of Whole Common Shares Tendered at Applicable Price

☐ Price $10.10

☐ Price $10.20

☐ Price $10.30

☐ Price $10.40

☐ Price $10.50

☐ Price $10.60

Total Number of Common Shares Tendered (cannot exceed the total number of Common Shares you own)

CHECK AT LEAST ONE BOX ABOVE. IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF COMMON SHARES.

CORP AC VOL_CSPD	- 2 -

ODD LOTS

(See Section 1 of the Offer to Purchase and Section 7 of the Letter of Transmittal)

Under certain conditions, shareholders holding a total of fewer than 100 Common Shares may have their Common Shares accepted for payment before any proration of other tendered Common Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Common Shares, even if these holders have separate accounts representing fewer than 100 Common Shares. Accordingly, this section is to be completed only if Common Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Common Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Common Shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company or other nominee (the “Tendering Institution”) that (a) is tendering for the beneficial owner(s), Common Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Common Shares and is tendering all of such Common Shares.

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):

Zip Code(s):

Area Code(s) and Telephone Number(s):

Signature(s):

Dated:	, 2013

Name of Tendering Institution:

Account Number:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

CORP AC VOL_CSPD	- 3 -

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the Common Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (2) such tender of Common Shares complies with Rule 14e-4 promulgated under the Exchange Act and (3) it will deliver to the Depositary confirmation of book-entry transfer of such Common Shares into the Depositary’s account at The Depository Trust Company, in any such case, together with a properly completed and duly executed Letter of Transmittal, or a manually signed photocopy of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase), and any required signature guarantees and other documents required by the Letter of Transmittal, within three business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:	, 2013

CORP AC VOL_CSPD	- 4 -